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                         EXHIBIT NO. 11

         STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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
                                                                  Three Months Ended
                                                    ----------------------------------------------
                                                      March 31, 1996              March 31, 1995
                                                    ----------------------------------------------
(in thousands)                                      Shares         EPS        Shares         EPS
                                                    ----------------------------------------------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                          89,183                    81,740

Common Stock equivalents                               571                       408
                                                    ------                    ------
 Primary shares/EPS                                 89,754       $0.64        82,148        $0.57
                                                    ======       =====        ======        =====


FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                          89,183                    81,740
Common Stock equivalents                               616                       534
                                                   -------                     -----
 Fully diluted shares/EPS                           89,799       $0.64        82,274        $0.57
                                                   =======       =====        ======        =====

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